UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

December 15, 2009

Date of Report (Date of Earliest Event Reported)

HOSPIRA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-31946	20-0504497
(Commission File Number)	(I.R.S. Employer Identification No.)

275 N. Field Drive

Lake Forest, Illinois 60045

(Address Of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code:  (224) 212-2000

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement

On December 15, 2009, Hospira, Inc., through its wholly-owned subsidiary, Ojas Pharmaceuticals India Private Limited (to be renamed Hospira Healthcare India Private Limited), entered into a definitive agreement with Orchid Chemicals & Pharmaceuticals Ltd. (“Orchid”) to acquire from Orchid its generic injectable finished-dosage form pharmaceuticals business for approximately $400 million.  The acquisition includes U.S. Food and Drug Administration approved facilities and equipment used for the manufacture of beta-lactam antibiotics, the site’s pharmaceutical research and development facility, the generic injectable product portfolio and pipeline, and the employees associated with the operation.  The transaction is subject to Orchid shareholder approval, and other customary closing conditions and regulatory approvals.  A copy of the press release announcing the agreement is attached as Exhibit 99.l, and is incorporated by reference herein.

The foregoing is a summary description of certain terms of the business transfer agreement.  A copy of this agreement will be filed with Hospira’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

Item 9.01               Financial Statements and Exhibits

Exhibit No.	Exhibit

99.1	Press Release, dated December 15, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned  hereunto duly authorized.

HOSPIRA, INC.

Dated: December 16, 2009	/s/ Brian J. Smith
By: Brian J. Smith
Its: Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release, dated December 15, 2009